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OneTravel Holdings, Incorporated
5775 Peachtree Dunwoody Road, Building G Suite 300 Atlanta, GA 30346 o Tel 404-256-6620 o Fax 404-943-1094
(www.onetravelholdings.com)
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FOR IMMEDIATE RELEASE:

              OneTravel Holdings Announces $12.5 Million Financing


ATLANTA - October 24, 2005--OneTravel Holdings, Inc. (AMEX: OTV), a leading online and offline provider of travel and leisure services announced that it has signed definitive agreements for and expects to close today on a $12.5 million private placement of OTV 3 year convertible debentures and associated warrants. Pallisades Master Fund L.P. led the investment. At the initial conversion price of $2.55 per share, the debentures are convertible into 4,901,960 shares of the Company's common stock. The debentures have a stated interest rate of 9%, payable semi-annually in cash or stock, subject to certain conditions. The warrants have an initial exercise price of $2.55 per share and, at that price, are exercisable for a total of 1,960,784 shares of common stock of the Company. The Company has agreed to file a registration statement covering the resale of the shares issuable upon conversion of the debentures and exercise of the warrants.

For a complete description of the debentures and all related documents, please refer to the Company's 8-K that will be filed in connection with the transaction and the transaction documents attached as exhibits to the 8-K.

Commenting on the transaction, OTV Chairman William Goldstein noted: "This financing will enable our business to take several steps forward. We plan to make some technology investments that will enhance the hotel booking experience for our customers, which we expect to be a tremendous growth area for us. We are extremely disappointed in the performance of our stock over the past few weeks. We attribute much of the selling pressure to the failure to file the Company's Form 10-K for the fiscal year ended June 30, 2005 in a timely manner. We continue to work diligently and have every confidence that we will be able to file the 10-K well in advance of the December 12, 2005 date that the AMEX requires in order to bring us into compliance with its listing standards. As soon as our 10-K gets filed, we will schedule a conference call to discuss our company and provide a clearer picture of the business we have built. We are confident the market will thereafter recognize the value we are creating that is not reflected in our current market cap."

About OneTravel Holdings, Inc.(AMEX:OTV)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS (www.cheapseats.com) and OneTravel, Inc. (www.onetravel.com), both of which are leading online and offline providers of a full range of travel services, and FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand (www.suntrips.com). The Company derives additional revenue from operating other travel related web sites including www.discounthotels.com and www.11thhour.com.

                                     -MORE-

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. There is also no certainty that the Company will be successful in its quest to secure strategic alliances or its efforts to close the sale of the SunTrips business. The Company is also subject to those risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including the Company's historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc., and that future financing, if available, will dilute the Company's current common stockholders. The Company is also subject to increased risk from the leverage arising under the Company's $13,000,000 of 9% secured convertible debentures. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. For a complete description of the items approved at the annual stockholder's meeting, the Company's proxy statement is available for viewing in the Company's SEC filings.

Company Contact:                                     Investor Relations Contact:
----------------                                      --------------------------
Marc Bercoon                                         Rich O'Leary
President                                            Genesis Select Corp
OneTravel Holdings, Inc.                             Boulder, Colorado
mbercoon@onetravel.com                               303-415-0200
404-256-6620                                         roleary@genesisselect.com



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